Warrant Certificate No. WB ___

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



                               TEREX CORPORATION

                              WARRANT CERTIFICATE

                            Dated November __, 1994

                       Warrants to Purchase Common Stock


     TEREX CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received, __________________ ("Holder"), or registered assigns, is the registered owner of _______ Warrants (the "Warrants"), each of which will entitle the Holder thereof to purchase one share, as adjusted from time to time as provided in Section 7, of the Common Stock of the Company (the "Common Stock"; each such share being a "Warrant Share" and all such shares being the "Warrant Shares") at the exercise price of $.01 per share (herein, as adjusted from time to time as provided in Section 7, the "Exercise Price") at any time on or after December 21, 1994 (the "Initial Exercise Date") until and including December 31, 2000 (the "Expiration Date"), all subject to the following terms and conditions:

     Section 1. Registration of Warrants. The Company shall register each Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the holder thereof, and for all other purposes, and the Company shall not be affected by the notice to the contrary. The Warrants represented by this certificate are a portion of a series of warrants issued by the Company in connection with the termination of that certain management contract dated July 1, 1987, as amended, between the Company and KCS Industries, L.P., a Connecticut limited partnership ("KCS"). All such warrants included in such issuance, including the Warrants, are referred to herein as the "KCS Warrants".

     Section 2. Registration of Transfers and Exchanges: Restrictions on Transfer. (a) Subject to the provisions of Section 10(b), the Company shall register the transfer of any Warrants upon records to be maintained by the Company for that purpose, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto duly filled in and signed, to the Company at the office specified in or pursuant to Section 3(c). Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

             (b) This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to Section 3(c), for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.

     Section 3. Duration and Exercise of Warrants. (a) Warrants shall be exercisable by the registered holder thereof on any business day before 5:00 P.M., New York City time, at any time and from time to time on or after the Initial Exercise Date to and including the Expiration Date. At 5:00 P.M., New York City time, on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value.

             (b) Subject to the limitations set forth in subsection 3(c) and to the other provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable on the exercise of each Warrant and to the Exercise Price pursuant to Section 7, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such holder of a Warrant) at the Exercise Price one fully paid Warrant Share which is non-assessable. Nothwithstanding anything to the contrary herein contained, in the event that

             (c) Subject to Sections 2(b), 4, 8 and 9, upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its office at 500 Post Road East, Westport, Connecticut 06880, or at such other address as the Company may specify in writing to the then registered holder of the Warrants, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America, all as specified by the holder of this Warrant Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrants. Any person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of such Warrants.

             The "Date of Exercise" of any Warrant means the date on which the Company shall have received (i) this Warrant Certificate, with the Form of Election to Purchase attached hereto appropriately filled in and duly signed, and (ii) payment of the Exercise Price for such Warrant.

             (d) Subject to the limitations set forth in subsection (c) of this section, the Warrants evidenced by this Warrant Certificate shall be exercisable, either as an entirety or, from time to time, for part of the number of Warrants evidenced by this Warrant Certificate. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company shall issue, at its expense, a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrants evidenced by this Warrant Certificate.

     Section 4. Payment of Taxes. The Company will pay all taxes attributable to the issuance of the Warrants and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of Warrants, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise of Warrants, to a person or entity other than a then existing registered holder of Warrants or an Affiliate of such registered holder. An "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.

     Section 5. Mutilated or Missing Warrant Certificate. If this Warrant Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Warrants the Company will issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrants, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if requested by the Company, indemnity also satisfactory to it.

     Section 6. Reservation and Issuance of Warrant Shares. (a) The Company will at all times after the Initial Exercise Date have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of Warrant Shares deliverable upon exercise of the Warrants.

             (b) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Company.

     Section 7. Adjustments of Warrant Shares and Exercise Price. (a) The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 7.

             (b) If at any time prior to the exercise of the Warrants in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether Common Stock or shares of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the holders of the Warrants shall be entitled to receive the aggregate number and kind of share which, if the Warrants had been exercised in full immediately prior to such event, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 7(b) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, recapitalization or recapitalization, to allow the purchase of such aggregate number and kind of shares.

             (c) If at any time prior to the exercise of the Warrants in full, the Company shall fix a record date for the issuance or making a distribution to all holders of Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the surviving corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 7(b), regular cash dividends or cash distributions paid out of net profits legally available therefor and in the ordinary course of business) and subscription rights, options or warrants for Common Stock or Common Stock equivalents (any such nonexcluded event being herein called a "Special Dividend"), the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (as defined in Section 7(f)) on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of the Common Stock (as so determined). Any adjustment required by this Section 7(c) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

             (d) If the Company shall issue any Common Stock (or securities convertible into or exercisable for Common Stock) for a consideration per share less than the current market price per share of Common Stock (as defined in Section 7(f)) on the date of such issuance (which consideration shall include any compensation received for the issuance of any securities convertible into or exercisable for such Common Stock), the number of Warrant Shares in effect immediately prior to each such issuance shall immediately (except as provided below) be increased by multiplying such number of Warrant Shares by a fraction
(A) the numerator of which is the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and (B) the denominator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the aggregate consideration received for the issuance of such additional shares (which shall include any compensation received for the issuance of any securities convertible into or exercisable for such Common Stock) divided by such Current Market Price. This subsection (d) shall not apply to: (i) any transaction or distribution for which an adjustment has been made pursuant to any other subsection of this Section 7; (ii) the conversion or exchange of securities convertible or exchangeable for Common Stock or the exercise of rights or warrants issued to the holders of Common Stock, in each case if an adjustment was made (or specifically not required to be made) in connection with the issuance of such securities, rights or warrants pursuant to any subsection of this Section 7; (iii) the conversion of shares of Series A Cumulative Redeemable Convertible Preferred Stock of the Company, par value $.01 per share ("Series A Stock"), or the exercise of Common Stock Purchase Warrants issued on the date the Series A Stock was first issued by the Company, or the conversion of shares of Series B Cumulative Redeemable Convertible Preferred Stock of the Company, par value $.01 per share, or the exercise of KCS Warrants issued by the Company to certain executives of KCS in connection with the termination of the management agreement between the Company and KCS; (iv) Common Stock or options to purchase Common Stock issued to directors, officers or employees of the Company and its subsidiaries under bona fide benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law; or (v) Common Stock issued pursuant to a bona fide registered public offering or private placement, the manager or managers of which are investment banking firms.

             (e) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph (b) of this Section 7, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the day immediately preceding such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

             (f) For the purpose of any computation under this Section 7, the current market price per share of the Common Stock at any date shall be deemed to be the average of the daily closing per share prices for the 30 consecutive trading days ending on such date (or, if such day is not a trading day, the preceding trading day). The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listing, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as reasonably determined by the Board of Directors.

             (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 7 to the contrary, the Exercise Price shall not be reduced to less than the then-existing par value of the Common Stock as a result of any adjustment made hereunder.

             (h) In the event that at any time, as a result of any adjustment made pursuant to Section 7(b), the holders of the Warrants thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 7(b) or this Section 7(h).

             (i) In the case of an issue of additional Common Stock or Common Stock equivalents for cash, the consideration received by the Company therefor, after deducting therefrom any discount or commission or other expenses paid by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. The term "issue" shall include the sale or other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

             (j) Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the holders of the Warrants a certificate signed by its President, a Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of the Warrants and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

             (k) No Adjustment for Dividends. Except as provided in Section 7 of this Warrant Certificate, no adjustment in respect of any cash dividends shall be made during the term of the Warrants or upon the exercise of the Warrants.

             (l) Form of Warrant After Adjustments. The form of this Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant Certificate, as initially issued.

     Section 8. No Stock Rights. No holder of this Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, except as a holder of Warrant Shares.

     Section 9. Fractional Warrant Shares. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of any Warrant. With respect to any fraction of a share otherwise issuable upon exercise hereof, the Company shall pay to the Warrant holder an amount in cash equal to such fraction multiplied by the market price of Common Stock at such time.

     Section 10. No Registration of Warrants and Warrant Shares under Securities Act. (a) Neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (such Act, or any similar Federal statute then in effect, being the "Act").

             (b) The holder of this Warrant Certificate, by acceptance hereof, represents that it is acquiring the Warrants with the intent of holding such securities for investment for his own account and not with a view to participating directly or indirectly in a distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Warrants or any Warrant Shares unless a registration statement is effective for such Warrants or Warrant Shares under the Act or in the opinion of counsel to the Company such transaction is exempt from the registration requirements of the Act.

     Section 11. Notices. All notices, requests, demands and other communications relating to this Warrant Certificate shall be in writing, addressed, if to the registered owner hereof, to it at the address furnished by the registered owner to the Company, and if to the Company, to it at 500 Post Road East, Westport, Connecticut 06880, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of other notice in writing, including by telecopy, hand delivery or courier service, on the same day as received.

     Section 12. Binding Effect. This Warrant Certificate shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the registered holder or holders from time to time of the Warrants and the Warrant Shares.
     Section 13. Survival of Rights and Duties. This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M., New York City time, on the Expiration Date, or the date on which all of the Warrants have been exercised, except that the provisions of Sections 4, 6(c), and 10 shall continue in full force and effect after such termination date.

     Section 14. Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officer thereunto duly authorized as of the date hereof.


                                   TEREX CORPORATION


                                   By:___________________________
                                      Title:

Attest:_________________________

Title:__________________________





                         FORM OF ELECTION TO PURCHASE

(To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)

To Terex Corporation:

     The undersigned hereby irrevocably elects to exercise ___________________ Warrants evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, ______________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $__________ in cash and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

     The undersigned requests that certificates for such shares be issued in the name of


                                   PLEASE INSERT SOCIAL SECURITY OR
                                   TAX IDENTIFICATION NUMBER

                                   ________________________________



                                   (Please print name and address)






          If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:



                           (Please print name and address)






                           Name of Holder:

Dated:  _________, _____   (Print)

                           (By:)
                                 (Title:)





                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns, and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said
Warrants:


Name of Assignee           Address            Number of Warrants









               If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.


                           Name of Holder:

Dated:  _________, _____   (Print)

                           (By:)
                                 (Title:)